Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Other	5,048,663	(2)	$2.76	(3)	$13,934,309.88	$0.0000927	$1,291.72
		Total Offering Amounts						$13,934,309.88		$1,291.72
		Total Fees Previously Paid								—
		Total Fee Offsets								—
		Net Fee Due								$1,291.72

(1)	Also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share (the “common stock”), of Airspan Networks Holdings Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents 5,285,542 shares of common stock issuable upon conversion of convertible notes.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.76, which is the average of the high and low prices of shares of common stock on the NYSE American LLC on April 12, 2022.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common stock, $0.0001 par value per share)	12,045,000	(2)	$138,517,500	S-1	333-259446	September 20, 2021
Equity	Common stock, $0.0001 par value per share)	67,885,538	(3)	$607,914,993	S-1	333-259446	September 20, 2021
Other	Warrants to purchase shares of common stock	7,358,078	(4)	—	S-1	333-259446	September 20, 2021

(1)	Also covers an indeterminate number of additional securities of the Registrant that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act.
(2)	Represents the primary issuance of an aggregate of 12,045,000 shares of common stock, consisting of (i) 11,500,000 shares of common stock issuable upon the exercise of Public Warrants (as defined in the Registration Statement on Form S-1 (File No. 333-259446) (the “Prior Registration Statement”)) by the holders thereof and (ii) 545,000 shares of common stock issuable upon the exercise of Private Placement Warrants (as defined in the Prior Registration Statement) by the holders thereof.
(3)	Represents an aggregate of 67,885,538 shares of common stock registered for resale by the selling securityholders named in the Prior Registration Statement, consisting of (i) 55,746,960 issued and outstanding shares of common stock, consisting of 7,500,000 PIPE Shares (as defined in the Prior Registration Statement), 2,750,000 Founder Shares (as defined in the Prior Registration Statement) and 45,496,960 shares of common stock otherwise held by the selling securityholders, (ii) 100,000 shares of common stock issuable upon exercise of the Customer Warrants (as defined in the Prior Registration Statement), (iii) 545,000 shares of common stock issuable upon exercise of the Private Placement Warrants, (iv) 2,271,026 shares of common stock issuable upon exercise of the Post-Combination $12.50 Warrants (as defined in the Prior Registration Statement), (v) 2,271,026 shares of common stock issuable upon exercise of the Post-Combination $15.00 Warrants (as defined in the Prior Registration Statement), (vi) 2,271,026 shares of common stock issuable upon exercise of the Post-Combination $17.50 Warrants (as defined in the Prior Registration Statement) and (vii) 4,680,500 shares of common stock issuable upon conversion of Convertible Notes (as defined in the Prior Registration Statement).
(4)	Represents an aggregate of 7,358,078 warrants to purchase shares of common stock registered for resale by the selling securityholders named in the Prior Registration Statement, consisting of (i) 545,000 Private Placement Warrants, (ii) 2,271,026 Post-Combination $12.50 Warrants, (iii) 2,271,026 Post-Combination $15.00 Warrants and (iv) 2,271,026 Post-Combination $17.50 Warrants.